EXHIBIT S
                                     to the
                               Distribution Plan

                         WORLD INVESTMENT SERIES, INC.
                    FEDERATED INTERNATIONAL HIGH INCOME FUND
                                 CLASS A SHARES

     This Distribution Plan is adopted by World Investment Series, Inc. with respect to the Class of Shares of the portfolio of the Corporation set forth above.

     In compensation for the services provided pursuant to this Plan FSC will be paid a monthly fee computed at the annual rate of 0.25 of 1% of the average aggregate net asset value of the Class A Shares of Federated International High Income Fund held during the month.

     Witness the due execution hereof this 1st day of September, 1996.

                              WORLD INVESTMENT SERIES, INC.


                              By: /s/ Richard B. Fisher
                              President


                                   EXHIBIT T
                                     to the
                               Distribution Plan

                         WORLD INVESTMENT SERIES, INC.
                    FEDERATED INTERNATIONAL HIGH INCOME FUND
                                 CLASS B SHARES

     This Distribution Plan is adopted by World Investment Series, Inc. with respect to the Class of Shares of the portfolio of the Corporation set forth above.

     In compensation for the services provided pursuant to this Plan FSC will be paid a monthly fee computed at the annual rate of 0.75 of 1% of the average aggregate net asset value of the Class B Shares of Federated International High Income Fund held during the month.

     Witness the due execution hereof this 1st day of September, 1996.

                              WORLD INVESTMENT SERIES, INC.


                              By: /s/ Richard B. Fisher
                              President




                                   EXHIBIT U
                                     to the
                               Distribution Plan

                         WORLD INVESTMENT SERIES, INC.
                    FEDERATED INTERNATIONAL HIGH INCOME FUND
                                 CLASS C SHARES



                                       22
     This Distribution Plan is adopted by World Investment Series, Inc. with respect to the Class of Shares of the portfolio of the Corporation set forth above.

     In compensation for the services provided pursuant to this Plan FSC will be paid a monthly fee computed at the annual rate of 0.75 of 1% of the average aggregate net asset value of the Class C Shares of Federated International High Income Fund held during the month.

     Witness the due execution hereof this 1st day of September, 1996.

                              WORLD INVESTMENT SERIES, INC.


                              By: /s/ Richard B. Fisher
                              President